As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-277431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Spectaire Holdings Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	98-1578608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 Arlington St.

Watertown, MA 02472

(Address of principal executive offices) (Zip code)

Spectaire Holdings Inc. 2023 Incentive Award Plan
Spectaire Holdings Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Leonardo Fernandes

Chief Financial Officer

155 Arlington St.

Watertown, MA 02472

(Name and address of agent for service)

(508) 213-8991

(Telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

Stephen W. Ranere

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8, File No. 333-277431 (the “Registration Statement”), is being filed by Spectaire Holdings Inc. (the “Company”) solely to refile Exhibit 23.2 thereto to correct a typographical error with respect to the date of the consent included therein. This Amendment does not otherwise update, amend or modify any other information, statement or disclosure contained in the Registration Statement. No additional securities are to be registered, and the appropriate registration fees were paid upon filing of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of Spectaire Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 19, 2023).

4.2	Bylaws of Spectaire Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 19, 2023).

5.1**	Opinion of Latham & Watkins LLP.

23.1**	Consent of Marcum LLP.

23.2*	Consent of UHY LLP.

23.23**	Consent of Latham & Watkins LLP.

24.1**	Powers of Attorney.

99.1**	Spectaire Holdings Inc. 2023 Incentive Award Plan.

99.2**	Form of Restricted Stock Unit Award Agreement Under Spectaire Holdings Inc. 2023 Incentive Award Plan.

99.3**	Spectaire Holdings Inc. 2022 Equity Incentive Plan.

99.4**	Form of Restricted Stock Unit Award Agreement Under Spectaire Holdings Inc. 2022 Equity Incentive Plan.

107**	Filing Fee Table.

*	Filed herewith.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Watertown, Massachusetts, on February 29, 2024.

SPECTAIRE HOLDINGS INC.

By:	/s/ Brian Semkiw
	Name:	Brian Semkiw
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Brian Semkiw	Co-Chief Executive Officer and Directors	February 29, 2024
Brian Semkiw	(Principal Executive Officer)

*	Chief Financial Officer	February 29, 2024
Leonardo Fernandes	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Technology Officer and Director	February 29, 2024
Brian Hemond

*	Director	February 29, 2024
Dr. Jörg Mosolf

*	Director	February 29, 2024
Frank Baldesarra

*	Director	February 29, 2024
Tao Tan

*	Director	February 29, 2024
Scott Honour

By:	/s/ Brian Semkiw
	Name:	Brian Semkiw
	Title:	Attorney-in-fact

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